EXHIBIT  4

                           SPECIMEN STOCK CERTIFICATE

      NUMBER                                                  SHARES


COMMON  STOCK                                            COMMON  STOCK
                                                      CUSIP  42550W  10  5
                              HENLEY VENTURES INC.
                          SHARES AUTHORIZED:  200000000
                                PAR VALUE: $0.001

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


THIS  CERTIFIES  THAT


IS  THE  OWNER  OF

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                   =======    HENLEY VENTURES INC.    =======

 transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly
   endorsed.   This Certificate is not valid until countersigned by the Transfer
                     Agent and registered by the Registrar.

 Witness this facsimile seal of said Corporation and the facsimile signatures of this duly authorized officers.

Dated:

COUNTERSIGNED  AND  REGISTERED:
                                    CORPORATE  SEAL
EMPIRE  STOCK  TRANSFER  INC.
    Transfer  Agent  and  Registrar      NEVADA

By: /s/  "Leah  Finke"              /s/  "Herb Moeller"      /s/  "Sam  Hirji"
  Authorized  Signature                   Secretary              President